CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of General European Strategic Investments, Inc.

We consent to the inclusion in the Form S-1/A registration statement of General European Strategic Investments Inc. of our report dated January 24th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the year ended December 31, 2022, and 2021.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

January 24, 2024